UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2012

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 000-22494

Nevada	88-0304799
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 567-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Indenture

On April 26, 2012, Ameristar Casinos, Inc. (the “Company”) completed a private placement of $240 million aggregate principal amount of 7.50% Senior Notes due 2021 (the “Additional Notes”).  The Additional Notes were issued as additional notes under an existing indenture, dated as of April 14, 2011 (the “Base Indenture”), among the Company, the guarantors named therein and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as Trustee, as supplemented by a Supplemental Indenture dated as of February 23, 2012 (the “First Supplemental Indenture”) and as further supplemented by the Second Supplemental Indenture dated as of April 26, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), under which the Company previously issued $800 million aggregate principal amount of its 7.50% Senior Notes due 2021 (the “Existing Notes” and, collectively with the Additional Notes, the “Notes”).  The Additional Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Additional Notes have identical terms, other than the issue date and the issue price, and will constitute part of the same series as the Existing Notes.  Before consummation of the Exchange Offer (as defined below) that the Company anticipates making as further described below, the Additional Notes will be subject to transfer restrictions and will not have the same CUSIP number as the Existing Notes, and consequently will not initially be fungible with the Existing Notes.  The Notes bear interest at a rate of 7.50% per annum, payable semiannually in arrears on April 15 and October 15 of each year.  Interest on the Additional Notes will accrue from April 15, 2012, with the first interest payment on the Additional Notes being made on October 15, 2012.  The Notes will mature on April 15, 2021, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Notes are the Company’s senior unsecured obligations and are guaranteed on a senior unsecured basis by the Company’s material subsidiaries (the “Guarantors”).  The Company may redeem the Notes, in whole or in part, at any time prior to April 15, 2015 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium.  Thereafter, the Company may redeem the Notes, in whole or in part, at the redemption prices of (i) 105.625% of the principal amount thereof if the redemption occurs during the 12-month period beginning on April 15, 2015, (ii) 103.750% of the principal amount thereof if the redemption occurs during the 12-month period beginning on April 15, 2016, (iii) 101.875% of the principal amount thereof if the redemption occurs during the 12-month period beginning on April 15, 2017 and (iv) 100% of the principal amount thereof on and after April 15, 2018, in each case, plus accrued and unpaid interest to the redemption date. In addition, at any time prior to April 15, 2014, the Company may redeem up to 35% of the outstanding aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings by the Company at a redemption price of 107.50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.  The Notes are also subject to redemption requirements that may be imposed by gaming laws and regulations of gaming authorities in the jurisdictions in which the Company or its subsidiaries conducts gaming operations.

The Indenture contains covenants that limit the Company’s and its Restricted Subsidiaries’ (as defined in the Indenture) ability to, among other things, (i) pay dividends or make distributions, repurchase equity securities, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue certain disqualified stock or preferred stock, (iii) create liens on assets, (iv) merge or consolidate with another company or sell all or substantially all assets and (v) enter into transactions with affiliates. In addition, if the Company experiences certain changes of control, each holder of the Notes can require the Company to repurchase all or a portion of such holder’s Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

A copy of the Base Indenture was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2011 and a copy of the Second Supplemental Indenture is filed herewith as Exhibit 4.1, and each is incorporated herein by reference.  The foregoing description of the Indenture is qualified in its entirety by reference to the Base Indenture and the Second Supplemental Indenture.

Registration Rights Agreement

In connection with the issuance of the Additional Notes, the Company, the Guarantors and the initial purchasers of the Additional Notes entered into a Registration Rights Agreement, dated as of April 26, 2012 (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company and the Guarantors, among other things, have agreed to use their reasonable best efforts to file with the SEC and cause to become effective an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Additional Notes for substantially identical debt securities of the Company that are registered under the Securities Act.  Under certain circumstances, in lieu of an exchange offer registration statement, the Company and the Guarantors have agreed to file a shelf registration statement with the SEC covering resale of the Additional Notes.  In the event that an exchange offer registration statement or shelf registration statement is not filed or does not become effective, or the Exchange Offer is not consummated, by the required times set forth in the Registration Rights Agreement, the Company will pay as liquidated damages to each holder of the applicable Additional Notes, with respect to the first 90-day period from and including the date of the default, additional interest at the rate of 0.25% per annum.  The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default has been cured, up to a maximum amount of additional interest of 1.0% per annum.

The foregoing description is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indenture and the Additional Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 27, 2012, the Board of Directors of the Company approved an amendment and restatement of the Company’s Bylaws (the “Amended Bylaws”) to conform them to the Company’s current practices, correct certain statutory references and make certain other administrative changes.  The Amended Bylaws, among other things: (i) clarify when annual meetings of stockholders will be held; (ii) update the requirements in respect of providing notice of stockholder meetings to reflect changes under Nevada law and to permit electronic delivery of such notices; (iii) clarify the determination of a quorum for a meeting of stockholders; (iv) permit the chairman of a meeting of stockholders to adjourn such meeting; (v) clarify the required vote for matters submitted to stockholders; (vi) update the order of business to be conducted at an annual meeting of stockholders to reflect the Company’s current practices; (vii) update the provisions relating to the Board of Directors, including the conduct of meetings held by the Board of Directors, to more closely reflect the Company’s current practices; (viii) clarify that the Company is permitted to recognize and enforce any lawful restriction imposed on the transfer of the Company’s stock; and (ix) correct certain typographical errors.  The foregoing description is not complete and is qualified in its entirety by reference to the Amended Bylaws, which are filed herewith as Exhibit 3(ii).1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3(ii).1	Amended and Restated Bylaws of Ameristar Casinos, Inc., effective April 27, 2012

4.1	Second Supplemental Indenture, dated as of April 26, 2012, among Ameristar Casinos, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee

10.1	Registration Rights Agreement, dated as of April 26, 2012, among Ameristar Casinos, Inc., the Guarantors named therein and the Initial Purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc. (Registrant)

Date: April 30, 2012	By:	/s/ Peter C. Walsh
Peter C. Walsh
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3(ii).1	Amended and Restated Bylaws of Ameristar Casinos, Inc., effective April 27, 2012

4.1	Second Supplemental Indenture, dated as of April 26, 2012, among Ameristar Casinos, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee

10.1	Registration Rights Agreement, dated as of April 26, 2012, among Ameristar Casinos, Inc., the Guarantors named therein and the Initial Purchasers named therein